Exhibit 99.1

Iovance Biotherapeutics Appoints Timothy Morris as Chief Financial Officer

SAN CARLOS, CA – August 8, 2017 -- Iovance Biotherapeutics, Inc. (NASDAQ: IOVA), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced the appointment of Timothy E. Morris as Chief Financial Officer of the company, effective August 14, 2017. Mr. Morris has over 30 years of strategic financial and operating experience in the biotechnology sector.

“We are very pleased to welcome Tim as CFO of Iovance during this time of rapid growth for the company,” said Maria Fardis, Ph.D., MBA, Chief Executive Officer of Iovance Biotherapeutics. “Tim has an impressive background and brings a wealth of financial and operational experience having held CFO positions for several publicly traded biotechnology companies over the past 22 years. In his prior roles, Tim was instrumental in raising approximately $1 billion in capital to support the ongoing development and commercial launch of multiple products. I look forward to working with him to advance the global development of our robust immuno-oncology pipeline based on our TIL technology.”

Prior to joining Iovance, Mr. Morris was most recently chief financial officer and head of business development for AcelRx Pharmaceuticals. Before that, Mr. Morris held the positions of chief financial officer and global head of corporate development at VIVUS, Inc. and chief financial officer and senior vice president of finance, administration and manufacturing at Questcor Pharmaceuticals, both specialty pharmaceutical companies. He has extensive deal experience, having completed over 70 corporate transactions with a combined value in excess of $2.0 billion. Mr. Morris is a Certified Public Accountant, and holds a B.S. degree with an emphasis in accounting from California State University at Chico.

“I am honored to join Maria and the team at Iovance at this important juncture in the company’s history,” stated Timothy Morris. “Iovance has a unique immuno-oncology approach to treat solid tumors. I look forward to utilizing my past experiences to rapidly advance the company’s robust TIL technology pipeline and prepare for the commercialization of these therapies, which I believe can provide benefit to cancer patients worldwide.”

About Iovance Biotherapeutics, Inc.

Iovance Biotherapeutics, Inc. is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using tumor-infiltrating lymphocyte (TIL) technology being investigated for the treatment of patients with metastatic melanoma, recurrent and/or metastatic squamous cell carcinoma of the head and neck and recurrent and metastatic or persistent cervical cancer. For more information, please visit http://www.iovance.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. The forward-looking statements include risks and uncertainties, relating to the Company’s ability to advance its global development programs and the efficacy of its immune-oncology TIL therapies. A further list and description of the Company’s risks, uncertainties and other factors can be found in the Company’s most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

###

Investor Relations Contact:

Sarah McCabe

Stern Investor Relations, Inc.

212-362-1200

sarah@sternir.com

Media Relations Contact:

Evan Smith/Kotaro Yoshida

FTI Consulting

212-850-5622/212-850-5690

evan.smith@fticonsulting.com

kotaro.yoshida@fticonsulting.com